SECURITIES AND EXCHANGE COMMISSION

                      Washington, D.C.  20549

                              Form 8-K

                           CURRENT REPORT

                  Pursuant to Section 13 or 15(d) of
                  the Securities Exchange Act of 1934

                   Date of Report - October 16, 2002

                 UNION NATIONAL FINANCIAL CORPORATION
        (Exact name of registrant as specified in its charter)



    Pennsylvania                0-19214            23-2415179
---------------------------    -------------      -----------

State or other jurisdiction (Commission File     (IRS Employer
    of Incorporation)             Number)       Identification
                                                   Number)

   101 East Main Street, P.O. Box 567
         Mount Joy, Pennsylvania                        17552
---------------------------------------            --------------
(Address of principal executive offices)              (Zip Code)



 Registrant's telephone number including area code: (717) 653-1441
                                                    --------------


                                N/A
-----------------------------------------------------------------
   (Former name or former address, if changed since last report)

Item 1.    Changes in Control of Registrant

           Not Applicable.

Item 2.    Acquisition or Disposition of Assets.

           Not Applicable.

Item 3.    Bankruptcy or Receivership.

           Not Applicable.

Item 4.    Changes in Registrant's Certifying Accountant.

           Not Applicable.

Item 5.    Other Events.

                              On October 16, 2002, Union National Financial
               Corporation issued a press release reporting third quarter earnings and announcing the fourth quarter cash dividend for 2002. The aforementioned is attached as an exhibit to this Current Report on Form 8-K.

Item 6.    Resignations of Registrant's Directors.

           Not Applicable.

Item 7.    Financial Statements and Exhibits.

           (a)    Not Applicable.

           (b)    Not Applicable.

           (c)    Exhibits:
                  99.1     Press Release

Item 8.    Change in Fiscal Year.

           Not Applicable.

Item 9.    Regulation FD Disclosure.

           Not Applicable.

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                             UNION NATIONAL FINANCIAL CORPORATION
                             (Registrant)


Dated: October 16, 2002         /s/Mark D. Gainer
                             ----------------------------------

                             Mark D. Gainer,
                             President & Chief Executive Officer
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                            EXHIBIT INDEX

                                        Page Number in
Exhibit                                 Manually Signed Original

99.1          Press Release             5

                          EXHIBIT 99.1

                          Press Release

                          PRESS RELEASE

          Union National Financial Corporation Reports
Third Quarter Earnings and Announces Fourth Quarter Cash Dividend

Mount Joy, Pennsylvania, October 16, 2002. Union National Financial Corporation, the parent bank holding company of Union National Community Bank, has reported earnings for the third quarter of 2002 of $802,000 as compared to $614,000 for the third quarter of 2001, an increase of 30.6%. Basic and diluted earnings per share for the third quarter of 2002 amounted to 31 cents, as compared to 24 cents per share in 2001. Earnings for the nine months ended September 30, 2002, amounted to $2,351,000, an increase of 45.6%, over the $1,615,000 earned for the same period of 2001. Basic earnings per share for the nine months ended September 30, 2002, amounted to 92 cents per share with diluted earnings per share amounting to 91 cents. In comparison, basic earnings per share for the nine months ended September 30, 2001, amounted to 63 cents with diluted earnings per share of 62 cents.

The overall increase in earnings can be primarily attributed to an increase in net interest income, a decrease in the provision for loan losses due primarily to a decrease in nonperforming and past due loans and an increase in other operating income.

The Board of Directors of Union National Financial Corporation approved the payment of its fourth regular quarterly cash dividend for 2002. The cash dividend of 15.5 cents per share is payable on November 5, 2002, to stockholders of record on October 24, 2002. This brings total dividends for 2002 to 57.5 cents per share, an increase of 35.3%, as compared to the 42.5 cents per share for the same period of 2001.


FINANCIAL HIGHLIGHTS      Three Months Ended

____________________      __________________

             September 30, 2002 September 30, 2001 Percent Change
               ________________  _________________ ______________
Net Interest Income   $2,864,000     $2,712,000         5.6%
Provision for
  Loan Losses             43,000         84,000       -48.8%
Other Operating Income   839,000        583,000        43.9%
Other Operating
   Expenses            2,674,000      2,509,000         6.6%
Net Income               802,000        614,000        30.6%

                          Nine Months Ended
                          ________________
             September 30, 2002 September 30, 2001 Percent Change
             __________________ __________________  _____________
Net Interest Income   $8,575,000     $7,948,000         7.9%
Provision for
   Loan Losses           128,000        357,000       -64.1%
Other Operating Income 2,335,000      1,704,000        37.0%
Other Operating
   Expenses            7,890,000      7,546,000         4.6%
Net Income             2,351,000      1,615,000        45.6%



                          Balance Sheet as of

                          ___________________

             September 30, 2002 September 30, 2001 Percent Change
              _________________  _________________ ______________
Total Assets       $314,033,000      $295,513,000         6.3%
Total Loans         202,826,000       182,519,000        11.1%
Total Deposits      216,533,000       215,881,000         0.3%

Union National Community Bank, the sole and wholly owned subsidiary of Union National Financial Corporation, has been serving its communities for more than 149 years. The bank operates seven retail offices in Lancaster County.


For Further Information, Please Contact:
Mark D. Gainer, President/CEO
Union National Financial Corporation
101 East Main Street
P.O. Box 567
Mount Joy, PA 17552-0567
(717) 653-1441

This press release may contain forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Actual results and trends could differ materially from those set forth in such statements due to various factors. Such factors include the possibility that increased demand or prices for the company's financial services and products may not occur, changing economic and competitive conditions, technological developments and other risks and uncertainties, including those detailed in the Company's filings with the Securities and Exchange Commission

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